EX-99(d)(2)(a)


                                    EXHIBIT A

                          Investment Advisory Agreement
                          Between Gartmore Mutual Funds
                  and Gartmore Morley Capital Management, Inc.

                            Amended, January 11, 2006
                        to be effective February 28, 2007

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
Funds of the Trust                                            Advisory Fees (applicable for each Fund)
------------------                                            ----------------------------------------

Gartmore Short Duration Bond Fund                             0.35% on assets up to $500 million
(formerly Morley Capital Accumulation Fund)                   0.34% on  assets  of $500  million  and more but less than $1 billion
                                                              0.325% on assets of $1 billion and more but less than $3 billion
                                                              0.30% on assets of $3 billion and more but less than $5 billion
                                                              0.285% on assets of $5 billion and more but less than $10 billion
                                                              0.275% for assets of $10 billion and more



Gartmore Enhanced Income Fund                                 0.35% on assets up to $500 million
(formerly Gartmore Morley Enhanced Income Fund)               0.34% on  assets  of $500  million  and more but less than $1 billion
                                                              0.325% on assets of $1 billion and more but less than $3 billion
                                                              0.30% on assets of  $3 billion and more but less than $5 billion
                                                              0.285% on assets of $5 billion and more but less than $10 billion
                                                              0.275% for assets of $10 billion and more

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